Exhibit 1.1

EXECUTION VERSION

SUNOPTA INC.

16,670,000 Common Shares

(No par value)

UNDERWRITING AGREEMENT

September 24, 2015

BMO Nesbitt Burns Inc.

Citigroup Global Markets Inc.

Rabo Securities USA, Inc.

Canaccord Genuity Inc.

CIBC World Markets Inc.

Scotia Capital Inc.

Lake Street Capital Markets, LLC

D.A. Davidson & Co.

Imperial Capital, LLC

Octagon Capital Corporation

PI Financial Corp.

c/o BMO Nesbitt Burns Inc.

1 First Canadian Place

100 King Street West

Toronto, ON M5X 1H3

Dear Ladies and Gentlemen:

SunOpta Inc., a Canadian corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the several underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom BMO Nesbitt Burns Inc. is acting as representative (the “Representative”), an aggregate of 16,670,000 common shares (the “Firm Shares”), no par value, of the Company (“Common Shares”) and, at the election of the Underwriters, up to 2,500,500 additional Common Shares (the “Optional Shares”). The Firm Shares and the Optional Shares which the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively referred to as the “Shares.”

The Company has entered into a Purchase and Sale Agreement, dated as of July 30, 2015, as amended, modified or supplemented, if applicable, to the date hereof (together with all exhibits and schedules thereto, the “Acquisition Agreement”), with entities affiliated with Sunrise Holdings (Delaware), Inc. (the “Target”), relating to the acquisition (the “Acquisition”) of the capital stock of the Target from the sellers named on Schedule I to the Acquisition Agreement (the “Sellers”). In connection with the Acquisition (including the repayment of certain indebtedness of the Target (the “Refinancing”)), the Company has obtained a waiver and consent, dated as of July 30, 2015 (the “Existing North American Credit Facility Amendment”), to its seventh amended and restated revolving credit agreement dated July 27, 2012 (the “Existing North American Credit Facility”) to cause the Transactions (as defined below) to be permitted and, if necessary, draw on such credit facility in connection with the funding of the Acquisition, and expects to (i) issue and sell the Shares and (ii) issue and sell $330 million in senior second lien secured debt financing (collectively with amounts drawn under the Existing North American Credit Facility, the “Debt Financing” and, together with the Acquisition, the Refinancing, the Existing North American Credit Facility Amendment, the issuance and sale of the Shares, and the payment of fees and expenses related to the foregoing, the “Transactions”). On the date of the consummation of the Acquisition (the “Acquisition Closing Date”), substantially simultaneously therewith, the Company, the guarantors under the Existing North American Credit Facility, and the Target and certain of its subsidiaries will enter (or join, as applicable) into the Debt Financing and the Company will use the net proceeds of the Shares and the Debt Financing to finance and complete the Transactions.

The Company has filed a registration statement on Form S-3 (File No. 333-197235) in respect of the Shares with the Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”). Such registration statement, as amended, at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement.” If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Act (a “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement, as amended from time to time. As used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information; the term “Pricing Prospectus” means the Preliminary Prospectus that was included in the Registration Statement immediately prior to the Applicable Time (as defined below); and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Act) in connection with confirmation of the sales of the Shares. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Any reference herein to “Issuer Free Writing Prospectus” refers to any “issuer free writing prospectus” as defined in Rule 433 under the Act.

The Company has prepared and filed a preliminary short form base shelf prospectus dated July 3, 2014, which includes all documents incorporated by reference therein (the “Canadian Preliminary Base Shelf Prospectus”), and a final short form base shelf prospectus dated August 7, 2014, which includes all documents incorporated by reference therein (the “Canadian Final Base Shelf Prospectus”), providing for the offer and sale, from time to time, of up to $200,000,000 of the Company’s senior debt securities, subordinated debt securities, special shares, common shares, subscription receipts, warrants or units with the Ontario Securities Commission, as principal regulator pursuant to Multilateral Instrument 11-102 – Passport System (the “Reviewing Authority”) and the Canadian securities regulatory authorities (collectively, the “Canadian Securities Commissions”) in each of the provinces of British Columbia, Alberta, Ontario, Saskatchewan and Manitoba (the “Qualifying Provinces”); and the Reviewing Authority has issued a prospectus receipt under National Policy 11-202 - Process for Prospectus Reviews in Multiple Jurisdictions (a “Decision Document”) on behalf of the Canadian Securities Commissions for the Canadian Final Base Shelf Prospectus. The term “Canadian Base Prospectus” means the Canadian Final Base Shelf Prospectus, for which the Reviewing Authority has issued a Decision Document with respect thereto in accordance with the rules and procedures established under all applicable securities laws in each of the Qualifying Provinces and the respective regulations and rules under such laws together with applicable published policy statements and instruments of the securities regulatory authorities in the Qualifying Provinces (“Canadian Securities Laws”), including National Instrument 44-101 - Short Form Prospectus Distributions and National Instrument 44-102 - Shelf Distributions (together, the “Shelf Procedures”). The Company has prepared and filed a preliminary prospectus supplement dated September 15, 2015, which includes all documents incorporated by reference therein (the

“Canadian Preliminary Prospectus Supplement”), relating to the distribution of the Shares to the public in the Qualifying Provinces. The term “Canadian Pricing Prospectus” means the Canadian Preliminary Prospectus Supplement together with the Canadian Base Prospectus used immediately prior to the Applicable Time (as defined below). The term “Canadian Final Prospectus” means the Canadian final prospectus supplement to be filed in accordance with Section 5 relating to the offering of Shares contemplated by this Agreement and filed with the Canadian Securities Commissions in accordance with the Shelf Procedures, together with the Canadian Base Prospectus.

The Shares will be offered (i) in the United States through those Underwriters or their U.S. affiliates who are registered to offer Common Shares for sale in the United States and (ii) in Canada through those Underwriters or their Canadian affiliates who are registered to offer Common Shares for sale in applicable Canadian provinces, and, in each case, by such other registered dealers as may be designated by the Underwriters. The Underwriters or their affiliates may offer the Shares outside of the United States and Canada as permitted by applicable law. Rabo Securities USA, Inc., Imperial Capital, LLC and D.A. Davidson & Co. are not registered to sell securities in any Canadian jurisdiction and, accordingly, will only sell shares outside Canada.

For the purposes of this Agreement, the “Applicable Time” is 7:45 pm (Eastern Time) on the date of this Agreement.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that (it being understood that, for all purposes of this Agreement, the Target and its subsidiaries shall not be deemed subsidiaries or affiliates of the Company or any of its subsidiaries):

(a) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued, and no proceeding for that purpose has been initiated, is pending or, to the knowledge of the Company, threatened by the Commission.

(b) The Pricing Prospectus as supplemented by the Issuer Free Writing Prospectuses, if any, listed on Schedule II(b) hereto and other documents or information listed on Schedule II(a) hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) or Schedule II(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus listed on Schedule II(b) hereto, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in the Pricing Disclosure Package or an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein (which information is limited to the information described in Section 13 hereof);

(c) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission. Each Preliminary Prospectus, at the time of filing thereof, conformed, and does conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not, and does not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein (which information is limited to the information described in Section 13 hereof);

(d) (i) The Acquisition Agreement is in full force and effect, and, to the knowledge of the Company, no party to the Acquisition Agreement has sought to modify, amend or waive any of the provisions thereof, (ii) except as disclosed in or contemplated by the Acquisition Agreement, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body was required for the execution and delivery of, or is required for the performance of, the Acquisition Agreement by the Company and, to the knowledge of the Company, by any of the other parties thereto and the consummation of the transactions contemplated thereby, and (iii) other than the Acquisition Agreement and the agreements disclosed therein or contemplated thereby (including the ancillary agreements relating to the Acquisition), there are no other material agreements relating to the Company’s proposed acquisition of the equity interests to be acquired pursuant to the Acquisition Agreement;

(e) No order suspending the distribution of the Shares or any other securities of the Company has been issued by any of the Canadian Securities Commissions and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Canadian Securities Commissions, and any request on the part of the Canadian Securities Commissions for additional information has been complied with. Subsequent to the issuance of the Decision Document for the Canadian Base Prospectus, no other document with respect to the Canadian Base Prospectus has heretofore been filed or transmitted for filing with the Canadian Securities Commissions. The Canadian Base Prospectus remains valid and in effect and there is sufficient room thereunder to permit the offering of the Shares. All references in this Agreement to the Canadian Preliminary Base Shelf Prospectus, the Canadian Final Base Shelf Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Canadian Securities Commissions pursuant to the System for Electronic Document Analysis and Retrieval (“SEDAR”);

(f) The delivery to the Underwriters of the Canadian Base Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus (together with the Canadian Base Prospectus and the Canadian Pricing Prospectus, the “Canadian Prospectus”) and any amendment to the Canadian Base Prospectus or the Canadian Final Prospectus (a “Canadian Amendment”) shall constitute the representation and warranty of the Company to the Underwriters that: (i) each such document at the time of its respective delivery fully complied with the Canadian Securities Laws of the Qualifying Provinces pursuant to which it was or is prepared and, as applicable, filed, and that all the information and statements contained therein are, at the respective dates of delivery thereof, true and correct, contain no misrepresentation and, together with all documents incorporated by reference therein, constitute full, true and plain disclosure of all material facts relating to the Company and its subsidiaries, including those listed on Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2015 (each such subsidiary referred to herein as a “subsidiary” and collectively, as the “subsidiaries”), taken together, and the Shares as required by applicable Canadian Securities Laws; and (ii) no material fact or information has been omitted from such disclosure which is required to be stated in such disclosure or is necessary to make the statements or information contained in such disclosure not misleading in light of the circumstances under which they were made;

(g) The documents incorporated by reference in any Preliminary Prospectus, the Prospectus or the Canadian Prospectus, when they became effective or were filed with the Commission or the Canadian Securities Commissions, as the case may be, conformed in all material respects to the requirements of the Exchange Act and/or the requirements of applicable Canadian Securities Laws, as the case may be;

(h) The Registration Statement and all Preliminary Prospectuses conform, and the Prospectus and any further amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; the Registration Statement, any Preliminary Prospectus and the Prospectus do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, as of the applicable filing date as to any Preliminary Prospectus, and as of the applicable filing date and the applicable Time of Delivery (as hereinafter defined) as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact, in the case of the Registration Statement or any amendment thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of any Preliminary Prospectus or the Prospectus or any supplement thereto, necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein (which information is limited to the information described in Section 13 hereof);

(i) There are no contracts or other documents required to be described in the Registration Statement and the Canadian Prospectus or to be filed as exhibits to the Registration Statement by the Act or under Canadian Securities Laws which have not been described in, filed as exhibits to, or incorporated by reference in the Registration Statement or the Canadian Prospectus, as the case may be, as required; the contracts so described in the Pricing Prospectus, the Prospectus and in the Canadian Prospectus, to which the Company or any of its subsidiaries is a party, have been duly authorized, executed and delivered by the Company or such subsidiaries, constitute valid and binding agreements of the Company or such subsidiaries and are enforceable against the Company or such subsidiaries in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors’ rights generally, (ii) general principles of equity, whether considered in a proceeding at law or in equity and (iii) state, provincial or federal securities laws or policies relating to the non-enforceability of the indemnification provisions contained therein, and, to the knowledge of the Company, such contracts are enforceable in accordance with their respective terms by the Company against the other parties thereto, except as such enforceability may be limited by (x) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors’ rights generally, (y) general principles of equity, whether considered in a proceeding at law or in equity and (z) state, provincial or federal securities laws or policies relating to the non-enforceability of the indemnification provisions contained therein, and such contracts are in full force and effect on the date hereof; and except, in the case of Opta Minerals Inc., for the failure to be in compliance with all of the financial covenants under certain of its debt instruments as of July 4, 2015, which lack of compliance is disclosed in the Pricing Prospectus, the Prospectus and the Canadian Prospectus and for which Opta Minerals Inc. has obtained a waiver from its lenders, neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of or default under any of such contracts, except for such breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, business, assets, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”);

(j) (i) Since the date of the most recent financial statements included or incorporated by reference in the Pricing Prospectus and the Canadian Prospectus, and except, in each case, as otherwise disclosed or contemplated in the Pricing Prospectus and the Canadian Prospectus, neither the Company nor any subsidiary of the Company that would constitute a “significant subsidiary” as such term is defined in Rule 1-02 of Regulation S-X (each such subsidiary, a “Material Subsidiary” and collectively, the “Material Subsidiaries”) has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ii) since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Canadian Prospectus, (A) there has not been any material adverse change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), properties, business, assets, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, and (B) neither the Company nor any of its subsidiaries has entered into any material transaction or incurred any material obligation outside of the ordinary course of business, otherwise than as set forth in the Pricing Prospectus and the Canadian Prospectus;

(k) To the knowledge of the Company, since the date of the most recent financial statements of the Target included or incorporated by reference in the Pricing Prospectus and the Canadian Prospectus, and except, in each case, as otherwise disclosed or contemplated in the Pricing Prospectus and the Canadian Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), properties, business, assets, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries (for the purpose of this clause, treating the Target and its subsidiaries as if they were subsidiaries of the Company) taken as a whole (a “Combined Material Adverse Effect”);

(l) The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all other tangible properties and assets described in the Pricing Prospectus and the Canadian Prospectus as owned by it, in each case free and clear of all liens, charges, claims, encumbrances or restrictions, except such as (i) are described in the Pricing Prospectus and the Canadian Prospectus or (ii) do not materially affect the value of such properties, taken as a whole, and do not interfere with the use made and proposed to be made of such properties by the Company and its subsidiaries. Any real property and buildings held under lease by the Company and its subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as would not interfere with the use made and proposed to be made of such property and buildings by the Company or as would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries own or lease all such properties as are necessary to its operations as now conducted and described in the Pricing Prospectus and the Canadian Prospectus;

(m) To the knowledge of the Company, the Target, directly or indirectly through its subsidiaries, has good and marketable title to all real property and good and marketable title to all other tangible properties and assets described in the Pricing Prospectus and the Canadian Prospectus as owned by it, in each case free and clear of all liens, charges, claims, encumbrances or restrictions, except such as (i) are described in the Pricing Prospectus and the Canadian Prospectus, (ii) do not materially affect the value of such properties, taken as a whole, and do not interfere with the use made and proposed to be made of such property by the Target and its subsidiaries or (iii) are contemplated or permitted by the existing credit facilities of the Target and its subsidiaries (which are expected to be repaid in connection with the Transactions). To the knowledge of the Company, any real property and buildings held under lease by the Target, directly or indirectly through its subsidiaries, are held under valid, subsisting and enforceable leases with such exceptions as would not interfere with the use made and proposed to be made of such property and buildings by the Target or as would not reasonably be expected to have a Combined Material Adverse Effect. To the knowledge of the Company, the Target, directly or indirectly through its subsidiaries, owns or leases all such properties as are necessary to its operations as now conducted and described in the Pricing Prospectus and the Canadian Prospectus;

(n) Each of the Company and its subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or organization, as the case may be, in good standing under the laws of its respective jurisdiction of organization, each with full power and authority (corporate and otherwise) to own or lease its properties or assets owned or leased by it and conduct its business as described in the Pricing Prospectus and the Canadian Prospectus, except to the extent that the failure of any subsidiary to be in good standing would not reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries has been duly qualified as a foreign corporation or organization, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect;

(o) To the knowledge of the Company, each of the Target and its subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or organization, as the case may be, in good standing under the laws of its respective jurisdiction of organization, each with full power and authority (corporate and otherwise) to own or lease its properties or assets owned or leased by it and conduct its business as described in the Pricing Prospectus and the Canadian Prospectus, except to the extent that the failure to be in good standing would not reasonably be expected to have a Material Adverse Effect. Each of the Target and its subsidiaries has been duly qualified as a foreign corporation or organization, as the case may be, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Combined Material Adverse Effect;

(p) The Company has an authorized capitalization as set forth in the Pricing Prospectus, the Prospectus and the Canadian Prospectus, and all the issued shares of capital stock of the Company (i) have been duly and validly authorized and issued, (ii) are fully paid and non-assessable, (iii) will not be subject to any preemptive, first refusal, or similar right, and (iv) conform to the descriptions thereof contained or incorporated by reference in the Pricing Prospectus, the Prospectus and the Canadian Prospectus, which descriptions are complete and accurate in all material respects. All of the issued shares of capital stock or other equity interests of each Material Subsidiary that are owned by the Company (i) have been duly and validly authorized and issued, are fully paid and non-assessable and (ii) except as otherwise disclosed in the Pricing Prospectus, the Prospectus and the Canadian Prospectus and except for pledges of such equity interests under the Company’s existing credit facilities, are owned directly or indirectly by the Company, free and clear of all liens, charges, encumbrances, equities, security interests, restrictions on voting or transfer or any other claims. Except as otherwise disclosed or contemplated in the Pricing Prospectus, the Prospectus and the Canadian Prospectus and the consolidated financial statements of the Company, and the related notes thereto, contained or incorporated by reference in the Pricing Prospectus, the Prospectus and the Canadian Prospectus, neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights, warrants or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Company’s capital stock or any such options, rights, warrants, convertible securities or obligations. The description of the Company’s stock option and stock purchase plans and the options or other rights granted and exercised thereunder set forth in the Pricing Prospectus, the Prospectus and the Canadian Prospectus accurately and fairly presents the information required by the Act and the published rules and regulations of the Commission thereunder to be shown with respect to such plans, options and rights;

(q) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been or, upon issuance thereof, will have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Common Shares contained or incorporated by reference in the Pricing Prospectus, the Prospectus and the Canadian Prospectus; no preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement; no shareholder of the Company has any right, which has not been waived, to require the Company to register the sale of any shares of capital stock owned by such shareholder under the Act or the Canadian Securities Laws in the public offering contemplated by this Agreement; and no further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein. Upon the issuance and delivery pursuant to the terms of this Agreement, the Underwriters will acquire good and marketable title to the Shares, free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever;

(r) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, constitutes a valid and binding obligation of the Company and is enforceable against the Company in accordance with the terms hereof;

(s) (i) The issue and sale of the Shares by the Company, (ii) the execution and delivery by, and the performance by, the Company of this Agreement and the consummation of the transactions herein contemplated and (iii) the application of the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus and the Canadian Prospectus under “Use of Proceeds” do not and will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or its subsidiaries pursuant to the terms or provisions of, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or material instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Certificate and Articles of Incorporation or By-laws of the Company as currently in effect or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in cases (A) and (C), for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(t) No consent, approval, authorization, license, order, registration or qualification of or with any such court or governmental or regulatory agency or body is required for the issue and sale of the Shares, for the execution, delivery and performance of this Agreement by the Company or for the consummation by the Company of the transactions contemplated by this Agreement, except (i) the registration under the Act and qualification under the Canadian Securities Laws of the Shares and

(ii) such consents, approvals, authorizations, registrations or qualifications as may be required under (A) state securities or “blue sky” laws, or similar laws of a foreign jurisdiction, or (B) the bylaws and rules of Financial Industry Regulatory Authority, Inc. (“FINRA”), in each case (A) and (B), in connection with the purchase and distribution of the Shares by the Underwriters;

(u) Neither the Company nor any of its subsidiaries is (1) in violation of its Certificate of Incorporation or By-laws, (2) except where such violation or default would not reasonably be expected to have a Material Adverse Effect, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or (3) except where such lack of compliance would not reasonably be expected to have a Material Adverse Effect (and except, in the case of Opta Minerals Inc., for the failure to be in compliance with all of the financial covenants under certain of its debt instruments as of July 4, 2015, which lack of compliance is disclosed in the Pricing Prospectus, the Prospectus and the Canadian Prospectus and for which Opta Minerals Inc. has obtained a waiver from its lenders), in violation of any law, regulation or order applicable to it or its business. To the knowledge of the Company, no other party under any such agreement or instrument described in clause (2) of the preceding sentence to which it is a party is in default thereunder or has given written or oral notice to the Company or any of its officers or directors of such other party’s intention to terminate, cancel or refuse to renew any such agreement or instrument, except for such terminations, cancellations or non-renewals that would not reasonably be expected to have a Material Adverse Effect. The Company is a reporting issuer, or the equivalent thereof, under the Canadian Securities Laws of the Provinces of British Columbia, Alberta, Manitoba, Ontario and Saskatchewan (the “Reporting Jurisdictions”). The Company is not currently in default in any material respect of any requirement of securities laws of the Reporting Jurisdictions, and the Company is not included on a list of defaulting reporting issuers maintained by any of the securities commissions or similar regulatory authorities in any of the Reporting Jurisdictions. In particular, without limiting the generality of the foregoing, the Company is in compliance at the date hereof with its obligations to make timely disclosure of all material changes relating to it and no such disclosure has been made on a confidential basis, and there is no material change relating to the Company which has occurred and with respect to which the requisite material change report has not been filed. The Company is qualified to file a prospectus in the form of a short form prospectus pursuant to the provisions of National Instrument 44-101 - Short Form Prospectus Distributions;

(v) The statements set forth in the Pricing Prospectus, the Prospectus and the Canadian Prospectus under the captions “Description of Equity Securities” and “Underwriting (Conflicts of Interest),” insofar as they purport to constitute summaries of the terms of the equity securities or the provisions of the law and the documents described therein, are accurate, complete and fair summaries of the matters described therein in all material respects. The descriptions included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2015 under “Item 1. Business—Regulation—SunOpta Foods” are accurate and fair summaries in all material respects;

(w) Except as otherwise disclosed in the Pricing Prospectus, the Prospectus or the Canadian Prospectus, or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) there are no legal or governmental actions, suits, investigations or proceedings before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is or may be a party or of which property owned or leased by the Company or any of its subsidiaries is or may be the subject, or related to environmental or discrimination matters, (ii) no material labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent or being threatened and (iii) neither the Company nor any of its subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, governmental agency or other regulatory body, domestic or foreign;

(x) To the knowledge of the Company, except as otherwise disclosed in the Pricing Prospectus, the Prospectus or the Canadian Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a Combined Material Adverse Effect, (i) there are no legal or governmental actions, suits, investigations or proceedings before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, pending or threatened to which the Target or any of its subsidiaries is or may be a party or of which property owned or leased by the Target or any of its subsidiaries is or may be the subject, (ii) no labor disturbance by the employees of the Target or any of its subsidiaries exists and (iii) neither the Target nor any of its subsidiaries is a party or subject to the provisions of any injunction, judgment, decree or order of any court, governmental agency or other regulatory body, domestic or foreign;

(y) The Company and the Material Subsidiaries possess all licenses, certificates, authorizations or permits issued by the appropriate governmental or regulatory agencies or authorities (including, without limitation, the Food and Drug Administration (the “FDA”)) that are necessary to enable them to own, lease and operate their respective properties and to carry on their respective businesses as presently conducted (collectively, the “Permits”), and such Permits are in full force and effect, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has fulfilled and performed all of its obligations with respect to the Permits in all material respects. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit, except as would not reasonably be expected to have a Material Adverse Effect. All applications, notifications, submissions, information, claims, reports and statistics, and other data and conclusions derived therefrom, utilized as the basis for any and all requests for a Permit from the FDA or other governmental authority relating to the Company, its business and its products, when submitted to the FDA or other governmental authority by or on behalf of the Company, were true, complete and correct in all material respects. Any necessary or required updates, changes, corrections or modification to such applications, notifications, submissions, information, claims, reports and statistics and other data have been submitted to the FDA or other governmental authority, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there are no facts or circumstances that would reasonably be expected to give rise to any material liability of the Company under any Permits. The Company and, to the knowledge of the Company, its directors, officers, employees and agents have operated and currently are in compliance with applicable statutes and implementing regulations administered or enforced by the FDA, or any other federal, provincial, state, local, or foreign governmental authority, governing the conduct of the Company’s business as presently conducted, except for such noncompliance as would not reasonably be expected to have a Material Adverse Effect;

(z) To the knowledge of the Company, the Target and its subsidiaries possess all Permits issued by the appropriate governmental or regulatory agencies or authorities (including, without limitation, the FDA) that are necessary to enable them to own, lease and operate their respective properties and to carry on their respective businesses as presently conducted, and such Permits are in full force and effect, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Combined Material Adverse Effect. To the knowledge of the Company, the Target and its subsidiaries each has fulfilled and performed all of its obligations with respect to the Permits in all material respects. Neither the Target nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permit, except as would not reasonably be expected to have a Combined Material Adverse Effect. To the knowledge of the

Company, all applications, notifications, submissions, information, claims, reports and statistics, and other data and conclusions derived therefrom, utilized as the basis for any and all requests for a Permit from the FDA or other governmental authority relating to the Target and its subsidiaries and their respective business and products, when submitted to the FDA or other governmental authority by or on behalf of the Target and its subsidiaries, were true, complete and correct in all material respects. Any necessary or required updates, changes, corrections or modification to such applications, notifications, submissions, information, claims, reports and statistics and other data have been submitted to the FDA or other governmental authority, except as would not, individually or in the aggregate, reasonably be expected to have a Combined Material Adverse Effect. To the knowledge of the Company, there are no facts or circumstances that would reasonably be expected to give rise to any material liability of the Target under any Permits. To the knowledge of the Company, the Target and its subsidiaries, and each of their respective directors, officers, employees and agents, have operated and currently are in compliance with applicable statutes and implementing regulations administered or enforced by the FDA, or any other federal, provincial, state, local, or foreign governmental authority, governing the conduct of the Target’s business as presently conducted, except for such noncompliance as would not reasonably be expected to have a Combined Material Adverse Effect;

(aa) Except as otherwise disclosed in the Pricing Prospectus, the Prospectus or the Canadian Prospectus, or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries (i) are in compliance with all applicable foreign, federal, provincial, state and local laws and regulations relating to the protection of human or occupational health and safety (in each case, to the extent relating to exposure to hazardous or toxic substances or wastes, pollutants or contaminants) or of the environment or the storage, handling or transportation of hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval. The Company, in its reasonable judgment, has concluded that any costs or liabilities associated with Environmental Laws applicable to the Company and its subsidiaries (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any liabilities to third parties) would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(bb) To the knowledge of the Company and except as otherwise disclosed in the Pricing Prospectus, the Prospectus or the Canadian Prospectus, or except as would not, individually or in the aggregate, reasonably be expected to have a Combined Material Adverse Effect, the Target and its subsidiaries (i) are in compliance with all applicable Environmental Laws, (ii) have received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval. The Company, in its reasonable judgment, has concluded that any costs or liabilities associated with Environmental Laws applicable to the Target and its subsidiaries (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any liabilities to third parties) would not, either individually or in the aggregate, reasonably be expected to have a Combined Material Adverse Effect;

(cc) Deloitte LLP, who has audited certain financial statements and reviewed certain unaudited financial statements of the Company and its consolidated subsidiaries, (i) are independent public accountants as required by the Act, the Canadian Securities Laws and the rules of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), (ii) have been appointed by an Audit Committee comprised entirely of independent directors of the Board of Directors of the

Company, (iii) are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Act, and (iv) are a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn;

(dd) Deloitte & Touche LLP, who has audited certain financial statements and reviewed certain unaudited financial statements of the Target and its consolidated subsidiaries, and Grant Thornton LLP, who has audited certain financial statements of the Target’s predecessor in interest and its consolidated subsidiaries, (i) are each independent public accountants as required by the Act and by the rules of the PCAOB and (ii) are each a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn;

(ee) The consolidated financial statements and schedules, if any, of the Company and its subsidiaries, and the related notes thereto, included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Canadian Prospectus present fairly in all material respects the financial position of the Company as of the respective dates of such financial statements and schedules, and the results of operations and cash flows of the Company and its subsidiaries for the respective periods covered thereby; such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis as certified by the independent public accountants named in paragraph (cc) above; no other consolidated financial statements or schedules, if any, of the Company and its subsidiaries are required to be included or incorporated by reference in the Registration Statement and the Canadian Prospectus; and the summary historical financial data included in the Pricing Prospectus and the Canadian Prospectus under the caption “Summary—Summary Financial Data—Summary Historical and Pro Forma Financial Data of SunOpta” present fairly in all material respects the information set forth therein on a basis substantially consistent with that stated in the Registration Statement and the Canadian Prospectus, except as otherwise disclosed in the Pricing Prospectus and the Canadian Prospectus;

(ff) To the knowledge of the Company, the consolidated financial statements and schedules, if any, of the Target and its subsidiaries, and the related notes thereto, included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Canadian Prospectus present fairly in all material respects the financial position of the Target and its subsidiaries as of the respective dates of such financial statements and schedules, and the results of operations and cash flows of the Target for the respective periods covered thereby, and such statements, schedules and related notes have been prepared in accordance with GAAP applied on a substantially consistent basis as certified by the independent public accountants named in paragraph (dd) above; no other financial statements or schedules, if any, of the Target and its subsidiaries are required to be included or incorporated by reference in the Registration Statement and the Canadian Prospectus; and the summary historical financial data included in the Pricing Prospectus and the Canadian Prospectus under the captions “Summary—Summary Financial Data—Summary Historical Financial Data of Sunrise” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” present fairly in all material respects the information set forth therein;

(gg) The unaudited pro forma financial information set forth or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Canadian Prospectus reflects in all material respects, subject to the limitations set forth or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Canadian Prospectus as to such pro forma financial information, the results of operations of the Company and its consolidated subsidiaries purported to be shown thereby for the periods indicated and conforms in all material respects to the requirements of

Regulation S-X under the Act, and management of the Company believes that (i) the assumptions underlying the pro forma adjustments are reasonable, (ii) such adjustments have been properly applied to the historical amounts in the compilation of such pro forma statements and notes thereto, and (iii) such statements and notes thereto present fairly in all material respects, with respect to the Company and its consolidated subsidiaries, the pro forma financial position and results of operations and the other information purported to be shown therein at the respective dates or for the respective periods therein specified. All non-GAAP financial information included or incorporated by reference in the Registration Statement, the Pricing Prospectus, the Prospectus and the Canadian Prospectus, if any, complies in all material respects with the requirements of Regulation G and Item 10 of Regulation S-K under the Act and applicable Canadian Securities Laws. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Pricing Prospectus, the Prospectus and the Canadian Prospectus is not based on or derived from sources that are reliable and accurate;

(hh) The Company owns, or possesses and/or has been granted valid and enforceable licenses for, all registered patents, patent applications, trademarks, trademark applications, tradenames, servicemarks and copyrights necessary to the conduct of its business as such business is described in the Pricing Prospectus and the Canadian Prospectus (collectively, the “Registered Intellectual Property”). The Company has no knowledge of any material infringement or misappropriation by third parties of any of the Registered Intellectual Property, or any material inventions, manufacturing processes, formulae, trade secrets, know-how, unregistered trademarks, and other intangible property and assets necessary to the conduct of its business as such business is described in the Pricing Prospectus and the Canadian Prospectus (collectively, the “Other Intellectual Property,” and together with the Registered Intellectual Property, the “Intellectual Property”), nor is there any pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights of title or other interest in or to any Intellectual Property, and the Company does not know of any facts which would form a reasonable basis for any such claim. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity and scope of any Intellectual Property, and the Company does not know of any facts which would form a reasonable basis for any such claim. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its products or processes or the Intellectual Property infringe or otherwise violate any patent, trademark, servicemark, copyright, trade secret or other proprietary right of others, and the Company is unaware of any facts which would form a reasonable basis for any such claim, except for such claims or facts as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is not aware of any grounds for an interference proceeding before the U.S. Patent and Trademark Office in relation to any of the patents or patent applications currently owned by the Company. There is no pending or, to the knowledge of the Company, threatened action, suit proceeding or claim by any current or former employee, consultant or agent of the Company seeking either ownership rights to any invention or other intellectual property right or compensation from the Company for any invention or other intellectual property right made by such employee, consultant or agent in the course of his/her employment with the Company or otherwise. Each of the Pricing Prospectus and the Canadian Prospectus fairly and accurately describe in all material respects the Company’s rights with respect to the Intellectual Property. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all their Intellectual Property in all material aspects, and the Company has no reason to believe that such Intellectual Property is not or, if not yet patented or registered, would not be, valid and enforceable against an unauthorized user;

(ii) The Company and each of the Material Subsidiaries have filed all necessary federal, provincial, state and foreign income and franchise tax returns, each of which has been true and correct in all material respects. The Company and each of its subsidiaries have paid all taxes shown as due thereon, except for such failure to pay as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company has no knowledge of any material tax deficiency which has been or might be asserted or threatened against the Company or any of the Material Subsidiaries;

(jj) The Company is not, and after giving effect to the issuance and sale of the Shares, the use of the proceeds therefrom as described in the Pricing Disclosure Package and the Prospectus and the other transactions contemplated hereby (including the Debt Financing), will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(kk) Each of the Company and its subsidiaries maintains insurance of the types and in the amounts which it deems adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by it against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect, except for such failure to maintain insurance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ll) Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or its subsidiaries, nor, to the knowledge of the Company, any agent, employee or representative of the Company or its subsidiaries, or any affiliate or other person associated with or acting on behalf of the Company or its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment of corporate funds or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, as amended, the Corruption of Foreign Public Officials Act (Canada), as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(mm) The Company has not taken and will not take, directly or indirectly through any of its directors, officers or controlling persons, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(nn) The Common Shares have been registered pursuant to Section 12(b) of the Exchange Act, and as of the applicable Time of Delivery, the Company will not be required to take any further action for the inclusion of the Shares on the Nasdaq Stock Market. The issued and outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange, and no order ceasing or suspending trading in any securities of the Company or the trading of any of the Company’s issued securities has been issued and no proceedings for such purpose are, to the knowledge of the Company, pending or threatened;

(oo) There are no business relationships or related party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Pricing Prospectus or the Canadian Prospectus which have not been described as required by the Act or by Canadian Securities Laws, as applicable;

(pp) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as otherwise disclosed in the Pricing Prospectus and the Canadian Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Canadian Prospectus, the Company is not aware of (i) any material weaknesses in its internal control over financial reporting or (ii) any change in its internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(qq) The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have duly made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission and under Multilateral Instrument 52-109 — Certification of Disclosure in Issuers’ Annual and Interim Filings, and the statements contained in any such certification are complete and correct as of the respective dates thereof. The Company is, and after giving effect to the offering and sale of the Shares and the other transactions contemplated hereby will be, in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and all rules and regulations promulgated thereunder that are then in effect. The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding disclosure;

(rr) At the time of filing of the Registration Statement, the Company was not, and the Company on the date of this Agreement is not, an “ineligible issuer” as defined in Rule 405 under the Act;

(ss) Without the prior consent of the Underwriters, the Company has not made and will not make any offer relating to the Shares to any purchaser of the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and the Company acknowledges that no free writing prospectus has been consented to by the Company and the Underwriters, except for any free writing prospectus listed on Schedule II(b) hereto;

(tt) The Company and its subsidiaries and any “employee benefit plan” (as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)), whether or not subject to ERISA, established or maintained by the Company or its subsidiaries or by the ERISA Affiliates (as defined below) of any of the Company’s U.S. subsidiaries are in compliance in all material respects with ERISA, the Code (as defined below) and any applicable non-U.S. pension and benefit laws, regulations, or rulings, and all such plans have been fully funded and expensed in accordance with GAAP. “ERISA

Affiliate” means, with respect to any of the Company’s U.S. subsidiaries, any natural person or entity which is a member of any controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which such subsidiary is a member. Except as would not result in material liability to the Company and its subsidiaries, (i) no “reportable event” (as defined under Section 4043 of ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company’s U.S. subsidiaries or any of their ERISA Affiliates, (ii) no “employee benefit plan” established or maintained by the Company’s U.S. subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under Section 4062 or 4069 of ERISA), and (iii) each “employee benefit plan” established or maintained by the Company’s U.S. subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is the subject of an unexpired favorable determination letter issued by the Internal Revenue Service and nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification. None of the Company’s U.S. subsidiaries nor any of their ERISA Affiliates has incurred or would reasonably expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Neither the Company nor any of the Material Subsidiaries has incurred or would reasonably expect to incur any material liability under any applicable non-U.S. pension or benefit laws, regulations or rulings which has not been fully funded or expensed in accordance with GAAP. No “employee benefit plan” is, or would reasonably be expected to be, (i) in “at-risk” status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code), (ii) in “critical and declining” status (within the meaning of Section 305 of ERISA) or (iii) subject to liability or the imposition of a lien under Section 436 or 430(k) of the Code, ERISA or other applicable non-U.S. pension legislation;

(uu) To the knowledge of the Company, except as otherwise disclosed in the Company’s past reports filed with the Commission or any Canadian Securities Commissions, none of the directors or officers of the Company or any of its subsidiaries (or such shareholders’ respective principals) is or has ever been subject to prior regulatory, criminal or bankruptcy proceedings in the United States, Canada or elsewhere;

(vv) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(ww) Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or its subsidiaries, nor, to the knowledge of the Company, any agent, employee or representative of the Company or its subsidiaries, or any affiliate or other person associated with or acting on behalf of the Company or its subsidiaries is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country;

(xx) Neither the Company nor any of its subsidiaries is involved in any labor dispute, except where the dispute would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, nor, to the knowledge of the Company, is any such dispute threatened. Neither the Company nor any of its subsidiaries has been in violation of the Fair Labor Standards Act or other applicable U.S. or non-U.S. legal requirements related to the hours worked by and payments made to their employees, except for such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(yy) Except as otherwise described in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Canadian Prospectus, or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company has not had any product or manufacturing site (whether Company-owned or that of a contract manufacturer for Company products or product candidates) subject to a governmental authority (including, without limitation, the FDA) shutdown or import or export prohibition; to the knowledge of the Company, neither the FDA nor any other governmental authority has threatened such action; and the Company does not have any outstanding FDA Form 483 or other non-ordinary course governmental authority notice of inspectional observations, “warning letter” or other correspondence or notice from the FDA or other governmental authority alleging or asserting noncompliance with any applicable laws, except for such observations or allegations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2. Shares Subject to Sale. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions of this Agreement:

(a) The Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the First Time of Delivery, at a purchase price per share of $5.73 (the “Purchase Price”), the number of Firm Shares (to be adjusted by the Representative so as to eliminate fractional shares) determined in each case by multiplying the aggregate number of Firm Shares to be sold by the Company by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company hereunder.

(b) In the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Second Time of Delivery, at the Purchase Price, that number of Optional Shares determined by multiplying the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representative so as to eliminate fractional shares) by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

(c) The Company hereby grants, severally and not jointly, to the Underwriters the right to purchase at their election up to 2,500,500 Optional Shares, at the Purchase Price. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by the Company. Any such election to purchase Optional Shares may be exercised only by written notice (the “Election Notice”) from the Representative to the Company, given within a period of 30 calendar days after the date hereof and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representative but in no event earlier than the First Time of Delivery or, unless the Representative and the Company otherwise agree in writing, earlier than two or later than five business days after the date of such notice.

3. Offering. Upon the authorization by the Representative of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus and the Canadian Prospectus.

4. Closing. Payment for the Firm Shares to be sold shall be made to the Company, or its designee, in federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters, at the offices of Paul Hastings LLP, 75 East 55th Street, New York, New York 10022 at 10:00 a.m., New York City time, on September 30, 2015, or at such other place or such other time on the same or other date as shall be agreed upon by the Representative and the Company, not later than the tenth business day thereafter. The time and date of such payment are referred to herein as the “Closing Date.” Payment for any Optional Shares shall be made to the Company in federal or other funds immediately available in the New York City against delivery of such Optional Shares for the respective accounts of the several Underwriters, at the offices of Paul Hastings LLP, 75 East 55th Street, New York, New York 10022 at 10:00 a.m., New York City time, on the date specified in the corresponding Election Notice, or at such other place or such other time on the same or other date as shall be agreed upon by the Representative and the Company, not later than the tenth business day thereafter. The Firm Shares and the Optional Shares shall be registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the applicable Time of Delivery (as defined below). The Firm Shares and Optional Shares shall be delivered to the Representative on the applicable Time of Delivery, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

5. Covenants of the Company. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus and the Canadian Final Prospectus in a form approved by the Underwriters, acting reasonably, and to file such Prospectus pursuant to Rule 424(b) under the Act and the Canadian Final Prospectus under the Shelf Procedures not later than close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Act or under applicable Canadian Securities Laws, and to make no further amendment or any supplement to the Registration Statement, the Pricing Prospectus, Prospectus, the Canadian Final Base Shelf Prospectus, the Canadian Pricing Prospectus or the Canadian Final Prospectus which shall be reasonably disapproved by the Representative promptly giving reasonable notice of such disapproval;

(b) To advise the Representative, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective or any supplement to the Pricing Prospectus or the Prospectus or any amended Pricing Prospectus or Prospectus has been filed and to furnish the Representative copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus, Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Pricing Prospectus or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus, Preliminary Prospectus or Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(c) The Company will prepare and file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act;

(d) Promptly, from time to time, to take such action as the Representative may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) To furnish the Underwriters with copies of each Issuer Free Writing Prospectus, any Preliminary Prospectus and the Prospectus in such quantities as the Underwriters may from time to time reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issuance of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representative and upon the Representative’s request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required by law to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, but prior to the completion of the placement of the Shares, upon such Underwriter’s request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Underwriters may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f) Contemporaneously with or prior to the filing of the Canadian Final Prospectus and any Canadian Amendment, as the case may be, the Company shall deliver or cause to be delivered to each of the Underwriters:

(i)	copies of the Canadian Final Prospectus and any Canadian Amendment, as the case may be, including all documents incorporated by reference (to the extent not already delivered), signed and certified as required by the Canadian Securities Laws applicable in the Qualifying Provinces; and

(ii)	a copy of any other document required to be filed by the Company under Canadian Securities Laws in connection with the offering;

(g) To deliver or cause to be delivered, on the second business day after filing the Canadian Final Prospectus or any Canadian Amendment, such number of commercial copies of the Canadian Final Prospectus and any Canadian Amendment for distribution to purchasers of the Shares, as the Underwriters may reasonably require, without charge, and at such delivery points in such cities in the Qualifying Provinces as the Underwriters may reasonably request, and the Company acknowledges and agrees that the delivery of such materials constitutes consent by the Company to the use by the Underwriters of those documents in connection with the distribution of the Shares for sale in all of the Qualifying Provinces, subject to Canadian Securities Laws;

(h) Until the distribution of the Shares has been completed, it will use its commercially reasonable best efforts to promptly take, or cause to be taken, all additional steps and proceedings that may from time to time be required under Canadian Securities Laws to continue to qualify the distribution of the Shares;

(i) It shall allow and assist the Underwriters to participate fully in the preparation of the Canadian Final Prospectus and any Canadian Amendment and shall allow the Underwriters to conduct all “due diligence” investigations which the Underwriters may reasonably require to fulfill the Underwriters’ obligations as underwriters and to enable the Underwriters responsibly to execute any certificate required to be executed by the Underwriters in such documentation;

(j) It will comply with Section 57 of the Securities Act (Ontario) and with the other comparable provisions of the Canadian Securities Laws, if any, in each of the Qualifying Provinces and during the period from the date of the Canadian Pricing Prospectus to the completion of distribution of the Shares, will promptly inform the Underwriters in writing of the full particulars of any material change, actual, anticipated or threatened, in the operating or financial condition of the Company or of any change in any material fact contained or referred to in the Canadian Pricing Prospectus, the Canadian Final Prospectus or any Canadian Amendment or supplemental, additional or ancillary material related to the Canadian Pricing Prospectus or Canadian Final Prospectus (collectively, “Supplementary Material”) thereto, and of the existence of any material fact which is, or may be, of such a nature as to render the Canadian Pricing Prospectus, the Canadian Final Prospectus or any Canadian Amendment or Supplementary Material thereto, untrue, false or misleading in a material respect or result in a misrepresentation. The Company shall, to the satisfaction of the Underwriters and their counsel acting reasonably, promptly comply with all applicable filing and other requirements under the Canadian Securities Laws as a result of such change. The Company shall, in good faith, first discuss with the Representative any change in circumstances (actual or proposed, within the knowledge of the Company) which is of such a nature that there is reasonable doubt whether notice need be given to the Underwriters pursuant to this paragraph 5(j) and, in any event, prior to making any filing referred to in this paragraph 5(j). For greater certainty, it is understood and agreed that if the Underwriters determine, after consultation with the Company, that a material change or change in a material fact has occurred which makes untrue or misleading any statement of a material fact contained in the Canadian Pricing Prospectus, the Canadian Final Prospectus or any Canadian Amendment or Supplementary Material thereto, or which may result in a misrepresentation, the Company will:

(i)	prepare and file promptly any Canadian Amendment which in its opinion, acting reasonably, may be necessary or advisable after consultation with the Underwriters; and

(ii)	contemporaneously with filing the Canadian Amendment under the applicable Canadian Securities Laws, the Company will deliver to the Underwriters:

(A)	a copy of the Canadian Amendment, originally signed to the extent required by applicable Canadian Securities Laws;

(B)	an originally signed copy, to the extent required, of all documents relating to the proposed distribution of the Shares and filed with the Canadian Amendment under applicable Canadian Securities Laws; and

(C)	such other documents as the Underwriters shall reasonably require;

(k) It will advise the Representative, promptly after receiving notice thereof, of the time when the Canadian Final Prospectus and any Canadian Amendment or Supplementary Material has been filed and will provide evidence satisfactory to the Representative of each filing;

(l) It will advise the Representative, promptly after receiving notice or obtaining knowledge, of:

(i)	the issuance by any Securities Commission of any order suspending or preventing the use of the Canadian Pricing Prospectus, the Canadian Final Prospectus or any Supplementary Material;

(ii)	the suspension of the qualification of the Shares for offering or sale in any of the Qualifying Provinces;

(iii)	the institution, threatening or contemplation of any proceeding for any of those purposes; or

(iv)	any requests made by any Securities Commission for amending or supplementing the Canadian Final Prospectus or for additional information, and will use its best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the withdrawal of the order promptly;

(m) To make generally available to its security holders as soon as practicable, but in any event not later than the forty-fifth (45th) day following the end of the full fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act (including, at the option of the Company, Rule 158);

(n) During the period beginning from the date hereof and continuing to and including the date that is 90 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representative (such consent not to be unreasonably withheld or delayed): not to (1) offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), directly or indirectly, or file or cause to become effective with the Commission or any Canadian Securities Commission a registration statement relating to the offering of, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or warrants or other rights to acquire Common Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of such Common Shares, securities, warrants or other rights to acquire Common Shares, (3) publicly disclose the intention to enter into any transaction described in clause (1) or (2) above, (4) accelerate the vesting of any option issued under any stock option plan such that any such option may be exercised during the Lock-Up Period or (5) grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of Common Shares that would become exercisable during the Lock-Up Period. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any Common Shares issued or options to purchase Common Shares granted pursuant to employee benefit plans of the Company referred to in the Prospectus, (D) any options to purchase Common Shares granted pursuant to the Acquisition Agreement or (E) any Common Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan outstanding on the date hereof;

(o) The Company shall use its commercially reasonable best efforts to cause all conditions in this Agreement that are reasonably within its control to be satisfied. It is understood that the Underwriters may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to its rights in respect of any subsequent breach or noncompliance; provided that to be binding on the Underwriters, any such waiver or extension must be in writing and signed by the Underwriters;

(p) During a period of one year from the date hereof, to furnish to the Representative upon request copies of all reports or other communications (financial or other) furnished to shareholders generally, and, to the extent not available via the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) or SEDAR, deliver to the Underwriters as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, the Nasdaq Stock Market, the Toronto Stock Exchange or any national or foreign securities exchange on which any class of securities of the Company is listed (such financial statements to be on a combined or consolidated basis to the extent the accounts of the Company and its subsidiaries are combined or consolidated in reports furnished to its shareholders generally or to the Commission); provided that the Company will be deemed to have furnished such reports and financial statements to the Representative to the extent they are filed on EDGAR or SEDAR;

(q) To use the net proceeds acquired by it from the sale of the Shares substantially in the manner specified in the Pricing Prospectus, the Prospectus, the Canadian Pricing Prospectus and the Canadian Final Prospectus under the caption “Use of Proceeds” and in a manner such that the Company will not become an “investment company” as that term is defined in the Investment Company Act;

(r) To give prompt notice to the Representative if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus, the Prospectus or the Canadian Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, and, if requested by the Representative, to prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Canadian Amendment or other document which will correct such conflict, statement or omission; and

(s) If the Company elects to rely upon Rule 462(b), to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M. (Eastern Time), on the date of this Agreement, and at the time of filing to either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

6. Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and the qualification of the

Shares under the Canadian Securities Laws and all other expenses in connection with the preparation, printing and filing of each Issuer Free Writing Prospectus and the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the Canadian Pricing Prospectus, the Canadian Final Prospectus and any Canadian Amendment and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of reproducing this Agreement, the Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses and filing fees in connection with the qualification of the Shares for the offering and sale under state securities laws as provided in Section 5(c) hereof and under the Canadian Securities Laws and securing any required review by FINRA of the terms of the sale of the Shares, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and review and in connection with the Blue Sky Memorandum; (iv) all fees and expenses in connection with listing the Shares with the Nasdaq Stock Market and the Toronto Stock Exchange; (v) the cost of preparing stock certificates; (vi) the cost and charges of any securities depository and any transfer agent or registrar; (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, all costs and expenses associated with any electronic road show, travel and lodging expenses of the officers, employees, agents and other representatives of the Company and consultants engaged in connection with investor presentations, and the cost of any aircraft and other transportation chartered in connection with the road show; and (viii) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section 6. It is understood, however, that, except as provided in this Section 6, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

7. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof, and the Canadian Pricing Prospectus and Canadian Final Prospectus shall have been filed with each of the Canadian Securities Commissions in accordance with Canadian Securities Laws; no stop order suspending the effectiveness of the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been issued in any jurisdiction, and no proceeding for that purpose shall have been initiated or threatened by the Commission or by the authorities of any such jurisdiction, and no trading restriction or cease-trade order shall have been issued and no proceeding for that purpose shall have been initiated or threatened by any of the Canadian Securities Commissions; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act, and all material required to be filed by the Company under Canadian Securities Laws shall have been filed with the Canadian Securities Commissions; and all requests for additional information on the part of the Commission or the Canadian Securities Commissions shall have been complied with to the Representative’s reasonable satisfaction;

(b) Paul Hastings LLP and Goodmans LLP, counsel to the Underwriters, shall have furnished to the Underwriters such opinion or opinions, dated such Time of Delivery, with respect to this Agreement, the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Canadian Prospectus and other related matters as the Underwriters may reasonably request;

(c) (i) Simpson Thacher & Bartlett LLP and Wildeboer Dellelce LLP, counsel to the Company, shall have furnished to the Underwriters their written opinions, dated such Time of Delivery, in form and substance reasonably satisfactory to the Underwriters; and (ii) the general counsel of the Company shall have furnished to the Underwriters a written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to the Underwriters;

(d) On the date hereof and also at each Time of Delivery, (i) Deloitte LLP, as auditors of the Company and its subsidiaries, (ii) Deloitte & Touche LLP, as auditors of the Target and its subsidiaries, and (iii) Grant Thornton LLP, as auditors of Target’s predecessor in interest and its subsidiaries, shall each have furnished to the Underwriters a letter or letters, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus and the Canadian Prospectus;

(e) Since the date of the most recent financial statements included or incorporated by reference in the Prospectus or the Canadian Prospectus, and except, in each case, as otherwise disclosed or contemplated in the Prospectus or the Canadian Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (ii) there shall not have been any material adverse change in the capital stock (other than issuances of Common Shares pursuant to Company stock option and stock purchase plans described in the Prospectus and the Canadian Prospectus) or long-term debt of the Company or any material adverse change in the condition (financial or otherwise), properties, business, assets, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (for the purpose of this clause (ii), treating the Target and its subsidiaries as if they were subsidiaries of the Company), the effect of which, in any such case described in clause (i) or (ii), is in the sole judgment of the Representative, acting reasonably, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(f) Since the date of this Agreement and prior to each Time of Delivery, there shall not have been any decrease in the rating (if any) of any of the Company’s securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change;

(g) On or after the date hereof, there shall not have occurred any of the following: (i) additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange, the Nasdaq Stock Market, the Toronto Stock Exchange or in the over-the-counter market by FINRA, or trading in securities generally shall have been suspended on the New York Stock Exchange, the Nasdaq Stock Market, the Toronto Stock Exchange or in the over-the-counter market by FINRA, or a general banking moratorium shall have been established by U.S. federal, Canadian federal or New York authorities, (ii) a suspension or material limitation in trading in securities generally on the Nasdaq Stock Market, the Toronto Stock Exchange or any foreign exchange, (iii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Stock Market, the Toronto Stock Exchange or any foreign exchange or (iv) an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the sole judgment of the Representative, acting reasonably, to affect materially and adversely the marketability of the Shares or as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company or its subsidiaries and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company or its subsidiaries;

(i) The Shares to be sold at such Time of Delivery shall have been accepted for listing, subject to notice of issuance, on the Nasdaq Stock Market;

(j) The Company shall have furnished or caused to be furnished to the Underwriters evidence satisfactory to the Underwriters of the approval of the listing and posting for trading on the Toronto Stock Exchange of the Shares, subject only to the satisfaction by the Company of certain standard conditions;

(k) The Shares shall be qualified for sale in such states and jurisdictions as the Representatives may reasonably request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding at each Time of Delivery;

(l) Each director and executive officer of the Company, in their capacities as such, shall have executed and delivered to the Underwriters “lock-up” agreements, each substantially in the form attached as Annex I hereto; and

(m) The Company shall have furnished or caused to be furnished to the Underwriters at such Time of Delivery certificates of officers of the Company, in their capacities as such, satisfactory to the Representative, acting reasonably, to the effect that: (i) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of such Time of Delivery, (ii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Time of Delivery, (iii) no stop order suspending the effectiveness of the Registration Statement under the Act has been issued, no order preventing or suspending the use of the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated, and (iv) as to matters set forth in subsections (f) and (h) of this Section 7.

8. Indemnification and Contribution.

(a) The Company (i) will indemnify and hold harmless each Underwriter, its affiliates, the directors, officers, employees, counsel, controlling persons, members, advisor, agents and other representatives of each Underwriter, the successors and permitted assigns of each of the foregoing and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Person”) against any and all losses, claims, expenses, damages or liabilities (including any and all investigative, legal and other expenses reasonably incurred and documented or invoiced out-of-pocket fees and expenses in connection with, and any amount paid in settlement of, any claim, litigation, investigation or proceeding (including any inquiry or investigation), actual or threatened, between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), joint or several, to which such Underwriter or Indemnified Person may become subject, under the Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, the Canadian Pricing Prospectus, the Canadian Final Prospectus or any Canadian Amendment, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any “road show,” including any “bona fide electronic roadshow” (each as defined in Rule 433 under the Act) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), or arise out of or are based upon the omission or alleged omission to state therein a material fact, in the case of the Registration Statement or any amendment thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of any Preliminary Prospectus, the Prospectus or any supplement thereto, the Canadian Pricing Prospectus, the Canadian Final Prospectus or any Canadian Amendment, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or a Non-Prospectus Road Show, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and (ii) will reimburse the Underwriters for any reasonably incurred and documented or invoiced legal expenses of one set of counsel for all of the Underwriters and one set of local counsel in each applicable jurisdiction (which may include one set of special counsel acting in multiple jurisdictions) for all of the Underwriters, and for other expenses reasonably incurred by such Underwriter in connection with investigating, responding to or defending any such action or claim as such expenses are incurred; provided, however, that, in the case of clauses (i) and (ii), the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement thereto, the Canadian Pricing Prospectus, the Canadian Final Prospectus or any Canadian Amendment, any Issuer Free Writing Prospectus or any Non-Prospectus Road Show in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein (which information is limited to the information described in Section 13 hereof).

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company against any losses, claims, expenses, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, the Canadian Pricing Prospectus, the Canadian Final Prospectus or any Canadian Amendment, any Issuer Free Writing Prospectus or any Non-Prospectus Road Show, or arise out of or are based upon the omission or alleged omission to state therein a material fact, in the case of the Registration Statement or any amendment thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Preliminary Prospectus, the Prospectus or any supplement thereto, the Canadian Pricing Prospectus, the Canadian Final Prospectus or any Canadian Amendment, any Issuer Free Writing Prospectus or any Non-Prospectus Road Show, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement thereto, the Canadian Pricing Prospectus, the Canadian Final Prospectus or any Canadian Amendment, any Issuer Free Writing Prospectus or any Non-Prospectus Road Show in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred and documented or invoiced by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided, however, that the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection, except to the extent that it has been materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the indemnified party has reasonably concluded that a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising or that may arise out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement of any action or claim effected without its written consent, which consent shall not be unreasonably withheld.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, expenses, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, expenses, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, expenses, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Pricing Prospectus, the Prospectus and the Canadian Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9. Termination.

(a) The obligations of the Underwriters hereunder may be terminated by the Representative, in its absolute discretion by notice given to the Company prior to delivery of and payment for the Shares if, prior to that time, any of the events described in Sections 7(e), 7(f), 7(g) or 7(h) hereof have occurred or if the Underwriters shall decline to purchase the Shares for any other reason permitted under this Agreement.

(b) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, the Representative may in its sole discretion arrange for it or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six (36) hours after such default by any Underwriter, the Representative does not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six (36) hours within which to procure another party or other parties reasonably satisfactory to the Representative to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company that it has so arranged for the purchase of such Shares, or the Company notifies the Representative that it has so arranged for the purchase of such Shares, the Representative or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven (7) days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Prospectus or the Canadian Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement, the Prospectus and the Canadian Prospectus which in the Representative’s opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and/or the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(d) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (c) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. Survival. The respective indemnities and contribution agreements, other agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

11. Expenses of Termination. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall then have no liability to any Underwriter except as provided in Section 6 and Section 8 hereof. However, if for any other reason this Agreement is terminated, or the transactions contemplated hereby shall not have been consummated due to any of the conditions set forth in Section 7 hereof not having been met, or the Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representative for all out-of-pocket expenses approved in writing by the Representative, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, provided that (i) if the transactions contemplated hereby shall not have been consummated due to any of the conditions set forth in Section 7(g)(i), 7(g)(ii) or 7(g)(iv), the Company shall reimburse 50% of such out-of-pocket expenses approved in writing by the Representative, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered and (ii) the Company shall have no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Section 6 and Section 8 hereof.

12. Notice. In all dealings hereunder, the Representative may, in its discretion, act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative on behalf of the Underwriters.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the Underwriters c/o BMO Nesbitt

Burns Inc., 1 First Canadian Place, 100 King Street West, Toronto ON M5X 1H3, Attention: Legal Department (Fax: 416-359-7300); and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriter’s Questionnaire, which address will be supplied to the Company by the Representative on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. Information Provided by the Underwriters. The Company and the Underwriters acknowledge that, for purposes of this Agreement, the statements set forth in the fourth paragraph, the last sentence of the fifth paragraph, and the sixth, fourteenth, fifteenth, sixteenth and nineteenth paragraphs under the heading “Underwriting (Conflicts of Interest)” in the Pricing Prospectus and the Prospectus and the sixth paragraph, the last sentence of the seventh paragraph, and the ninth, sixteenth, seventeenth, eighteenth and twenty-first paragraphs under the heading “Plan of Distribution” in the Canadian Prospectus constitute the only information furnished in writing to the Company by any Underwriter through the Representative expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or the Canadian Prospectus. In addition, the Company and the Underwriters acknowledge that, for purposes of this Agreement, no information has been furnished in writing to the Company by any Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus or Non-Prospectus Road Show.

14. Miscellaneous.

(a) This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

(b) Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business but excludes a Saturday, Sunday or a day on which banking institutions are authorized or required by law or executive order to close in The City of New York, New York or Toronto, Ontario.

(c) Any action required or permitted to be taken by the Underwriters under this Agreement may be taken by BMO Nesbitt Burns Inc. as Representative.

(d) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York. The Company hereby appoints SunOpta Foods Inc., c/o National Registered Agents, Inc., located at 160 Greentree Drive, Suite 101, Dover, Delaware 19904, as its agent for service of process in any suit, action or proceeding described in this paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as its agent for service of process. To the extent that the Company determines to appoint a new agent for service of process, the Company agrees to promptly notify the Representative of the name and address of such new agent for service of process.

(e) THE COMPANY AND THE UNDERWRITERS EACH HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(f) This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The transmission by facsimile, .pdf or other electronic transmission of a copy of the execution page hereof reflecting the execution of this Agreement by any party hereto shall be effective to evidence that party’s intention to be bound by this Agreement and that party’s agreement to the terms, provisions and conditions hereof, all without the necessity of having to produce an original copy of such execution page.

(g) If any provision of this Agreement is determined to be void or unenforceable, in whole or in part, such void or unenforceable provision shall not affect or impair the validity of any other provision of this Agreement and shall be severable from this Agreement.

(h) The Company and the Underwriters acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal advisors to the extent it deems appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

(i) The Company acknowledges that each Underwriter’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or this offering that differ from the views of their investment banking division. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against any of the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by any such Underwriter’s investment banking division. The Company acknowledges that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, rules and regulations, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company; provided, however, that nothing in this provision shall relieve any Underwriter of any responsibility or liability it may otherwise bear in connection with activities in violation of applicable securities laws, rules or regulations.

(j) All dollar amounts in this Agreement are expressed in U.S. dollars and all references to “$” are to U.S. dollars.

(k) This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Representative and the Company.

[Remainder of page is intentionally left blank.]

Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

Very truly yours,

SUNOPTA INC.

By:	/s/ Steven Bromley
	Name:	Steven Bromley

	Title:	Chief Executive Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

BMO NESBITT BURNS INC.,
acting on behalf of itself and as Representative of the several Underwriters named on Schedule I hereto

By:	/s/ Craig King
	Name:	Craig King

	Title:	Managing Director

[Signature Page to Underwriting Agreement]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Awais Kharal
	Name:	Awais Kharal

	Title:	Managing Director

[Signature Page to Underwriting Agreement]

RABO SECURITIES USA, INC.

By:	/s/ Jeffrey Bazoian
	Name:	Jeffrey Bazoian

	Title:	Managing Director

[Signature Page to Underwriting Agreement]

CANACCORD GENUITY INC.

By:	/s/ Stephen Rusch
	Name:	Stephen Rusch

	Title:	Managing Director

[Signature Page to Underwriting Agreement]

CIBC WORLD MARKETS INC.

By:	/s/ Ryan Voegeli
	Name:	Ryan Voegeli

	Title:	Managing Director and Head, Diversified and Technology, Media & Telecom Investment Banking

[Signature Page to Underwriting Agreement]

SCOTIA CAPITAL INC.

By:	/s/ Hira Verma
	Name:	Hira Verma

	Title:	Director, Global Investment Banking

[Signature Page to Underwriting Agreement]

LAKE STREET CAPITAL MARKETS, LLC

By:	/s/ Eric Martinuzzi
	Name:	Eric Martinuzzi

	Title:	Chief Operating Officer

[Signature Page to Underwriting Agreement]

D.A. DAVIDSON & CO.

By:	/s/ Brian Boyle
	Name:	Brian Boyle

	Title:	Managing Director

[Signature Page to Underwriting Agreement]

IMPERIAL CAPITAL, LLC

By:	/s/ Todd E. Wiench
	Name:	Todd E. Wiench

	Title:	Senior Vice President & General Counsel

[Signature Page to Underwriting Agreement]

OCTAGON CAPITAL CORPORATION

By:	/s/ Christopher Everest
	Name:	Christopher Everest

	Title:	Chief Financial Officer

[Signature Page to Underwriting Agreement]

PI FINANCIAL CORP.

By:	/s/ Frank Zagar
	Name:	Frank Zagar

	Title:	Director, Investment Banking

[Signature Page to Underwriting Agreement]

SCHEDULE I

	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
BMO Nesbitt Burns Inc. (1)	6,668,000	1,000,200
Citigroup Global Markets Inc. (2)	3,334,000	500,100
Rabo Securities USA, Inc.	2,500,500	375,075
Canaccord Genuity Inc. (3)	1,333,600	200,040
CIBC World Markets Inc. (4)	833,500	125,025
Scotia Capital Inc. (5)	833,500	125,025
Lake Street Capital Markets, LLC	416,750	62,513
D.A. Davidson & Co.	250,050	37,507
Imperial Capital, LLC	166,700	25,005
Octagon Capital Corporation	166,700	25,005
PI Financial Corp.	166,700	25,005

TOTAL	16,670,000	2,500,500

(1)	BMO Nesbitt Burns Inc. may allocate a portion of its shares to its United States affiliate, BMO Capital Markets Corp., for distribution in the United States.
(2)	Citigroup Global Markets Inc. may allocate a portion of its shares to its Canadian affiliate, Citigroup Global Markets Canada Inc., for distribution in Canada.
(3)	Canaccord Genuity Inc. may allocate a portion of its shares to its Canadian affiliate, Canaccord Capital Corporation, for distribution in Canada.
(4)	CIBC World Markets Inc. may allocate a portion of its shares to its U.S. affiliate, CIBC World Markets Corp., for distribution in the United States.
(5)	Scotia Capital Inc. may allocate a portion of its shares to its U.S. affiliate, Scotia Capital (USA) Inc., for distribution in the United States.

Schedule I-1

SCHEDULE II(a)

Pricing Information Provided Orally by the Underwriters

Public offering price: $6.00 per Common Share

Underwriting Discount: $0.27 per Common Share

Number of Firm Shares purchased from the Company: 16,670,000 Common Shares

Number of Optional Shares that may be purchased from the Company: 2,500,500 Common Shares

Schedule II(a)-1

SCHEDULE II(b)

None.

Schedule II(b)-1

ANNEX I

Form of

LOCK-UP AGREEMENT

September [    ], 2015

BMO Nesbitt Burns Inc.

as Representative of the several Underwriters

c/o BMO Nesbitt Burns Inc.

1 First Canadian Place

100 King Street West

Toronto, ON M5X 1H3

Ladies and Gentlemen:

In consideration of the agreement of the several underwriters (the “Underwriters”), for which BMO Nesbitt Burns Inc. (“BMO”) intends to act as Representative, to underwrite a proposed public offering (the “Offering”) of common shares, no par value (the “Shares”), of SunOpta Inc., a corporation organized under the laws of Canada (the “Company”), the undersigned hereby irrevocably agrees that the undersigned shall not, for a period (the “Lock-Up Period”) beginning on the date of this Lock-Up Agreement and ending 90 days after the date of the final prospectus for the Offering, without the prior written consent of BMO (which consent may be withheld in its sole discretion), (1) offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition), directly or indirectly, or require the Company to file with the Securities and Exchange Commission or any Canadian securities commission or authority a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to register, any Shares or any securities convertible into or exercisable or exchangeable for Shares or warrants or other rights to acquire Shares of which the undersigned is now, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any equivalent Canadian securities law) (such shares, securities, warrants or rights collectively, the “Restricted Securities”), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of such Restricted Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or other securities, in cash or otherwise, or (3) publicly disclose the intention to enter into any transaction described in clause (1) or (2) above. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Restricted Securities owned either of record or beneficially by the undersigned except in compliance with the foregoing restrictions. Any securities of the Company acquired by the undersigned in the Offering will also be Restricted Securities subject to this Lock-Up Agreement.

The foregoing restrictions shall not apply to:

i.	transfers of Restricted Securities as a bona fide gift or gifts by the undersigned;

ii.	transfers or dispositions of Restricted Securities to an immediate family member or any trust for the direct or indirect benefit of the undersigned or any member of the immediate family of the undersigned;

Annex I-1

iii.	transfers or dispositions of Restricted Securities to any of the undersigned’s affiliates (within the meaning set forth in Rule 405 under the Securities Act), limited partners, general partners, limited liability company members or shareholders;

iv.	transfers of Restricted Securities by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned;

v.	transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above;

vi.	transfers or dispositions of Shares acquired by the undersigned in open market purchases after the completion of the Offering;

vii.	entry by the undersigned into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act;

viii.	transfers of Restricted Securities to the Company, to satisfy any income, employment or tax withholding and remittance obligations of the undersigned or the employer of the undersigned in connection with the vesting of restricted stock, restricted stock units or other incentive awards settled in Shares held by the undersigned and outstanding as of the date of the underwriting agreement relating to the Offering (the “Underwriting Agreement”);

ix.	transfers of Restricted Securities to the Company, in connection with the receipt of Shares upon the “net” or “cashless” exercise of options to purchase Shares for purposes of exercising such options, including the payment of taxes due as a result of such exercise, with respect to stock options outstanding as of the date of the Underwriting Agreement, provided that any such Shares received upon such exercise shall be subject to the terms of this Lock-Up Agreement;

x.	transfers of Restricted Securities to the Company, in connection with the repurchase or forfeiture of Shares issued pursuant to an employee benefit plan or pursuant to the agreements pursuant to which such Shares were issued, which plans or agreements are in effect on the date hereof;

xi.	transfers or dispositions of Restricted Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by the Company’s board of directors and made to all holders of the Company’s capital stock involving a change of control of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Restricted Securities shall remain subject to the provisions of this Lock-Up Agreement; or

xii.	transfers or dispositions of Restricted Securities pursuant to an order of a qualified domestic order or divorce settlement;

provided, however, that (a) in the case of clauses (i), (ii), (iii), (iv), (v) or (xii) above, it shall be a condition to the transfer or disposition that the donee, trustee, heir, distributee or other transferee, as the case may be, agrees to be bound in writing to the restrictions set forth herein during the Lock-Up Period (provided that charitable organization transferees shall not be required to be bound by such restrictions);

Annex I-2

(b) any transfer or disposition pursuant to clause (i), (ii), (iii), (iv), (v) or (xii) above shall not involve a disposition for value; (c) in the case of a transfer or distribution pursuant to clause (i), (ii), (iii) or (vi) above, no filing by the undersigned or any other party under the Exchange Act or other public announcement shall be required or made voluntarily during the Lock-Up Period in connection with such transfer or distribution relating to a reduction in beneficial ownership of Shares (other than a filing on a Form 5 made after the expiration of the Lock-Up Period); and (d) in the case of clause (vii) above, such trading plan does not provide for any sales or other dispositions of Restricted Securities during the Lock-Up Period and no public announcement or filing under the Exchange Act or otherwise is made by or on behalf of the undersigned or the Company regarding the establishment of, or sales under, such plan during the Lock-Up Period other than general disclosure in the Company’s periodic reports or registration statements to the effect that the Company’s directors and officers may enter into such trading plans from time to time. For the purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

This Lock-Up Agreement shall automatically terminate and become null and void (i) at such time as BMO, on the one hand, or the Company, on the other hand, advises the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) upon the termination of the Underwriting Agreement before the closing of the Offering, or (iii) on November 30, 2015, if the Offering shall not have closed by such date.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

This Lock-Up Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. The transmission by facsimile, .pdf or other electronic transmission of a copy of the execution page hereof reflecting the execution of this Lock-Up Agreement by any party hereto shall be effective to evidence that party’s intention to be bound by this Lock-Up Agreement and that party’s agreement to the terms, provisions and conditions hereof, all without the necessity of having to produce an original copy of such execution page.

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Annex I-3

Very truly yours,

Name of Security Holder (Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

[Signature Page to Lock-Up Agreement]

Annex I-4